QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2002

Hilton Hotels Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-3427 (Commission File Number)	36-2058176 (IRS Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices) (Zip Code)

(310) 278-4321
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        Registrant has entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and the other underwriters identified therein, attached hereto as Exhibit 1.01.

        The terms of the Registrant's $375,000,000 aggregate principal amount of 7 5/8% Notes due 2012 have been established as set forth in the Officers' Certificate, attached hereto as Exhibit 99.01 and are incorporated herein by reference.

        On November 20, 2002, Registrant sold approximately $67 million in timeshare notes receivable to a wholly owned subsidiary of GE Capital. This sale and the sale of approximately $52 million of timeshare notes receivable in June 2002 were made under the Registrant's $125 million facility with GE Capital.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  7(c)
  Exhibits
1.01	Underwriting Agreement.
99.01	Officers' Certificate.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2002
HILTON HOTELS CORPORATION
	By:	/s/ ROBERT M. LA FORGIA Robert M. La Forgia Senior Vice President and Controller

3

QuickLinks

  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.